                                                                      EXHIBIT 99

                                PATHMARK STORES, INC.
                     200 MILIK STREET, CARTERET, NEW JERSEY 07008

FOR IMMEDIATE RELEASE                                  CONTACT: RON MARSHALL
                                                                 732-499-3205

                        PATHMARK CONSUMMATES SUPPLY AGREEMENT
                              WITH C&S WHOLESALE GROCERS


------------------------------------------------------------------------------

Carteret, New Jersey January 30, 1998. Pathmark Stores, Inc. announced today that it has completed the sale of its Woodbridge, New Jersey warehouse complex and transfer of two other distribution center facilities in North Brunswick and Dayton, New Jersey to C&S Wholesale Grocers, Inc., including the fixtures, equipment and inventory in each facility and that the previously announced supply agreement with C&S pursuant to which C&S will satisfy substantially all of Pathmark's grocery and perishable merchandise requirements has gone into effect.

The purchase price for the Woodbridge complex and other distribution assets (exclusive of inventory) is $60 million. A portion of the net proceeds will be used to reduce the Company's existing term loan.

C&S, a privately held company based in Brattleboro, Vermont, is the fourth largest wholesaler and distributor of food and grocery products in the United States.

Pathmark is a regional supermarket company currently operating 135 supermarkets primarily in the New York, New Jersey and Philadelphia metropolitan areas.

                                        *****